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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



               Date of Report (Date of earliest event reported):
                      February 17, 1998 (February 2, 1998)



                               Fresh America Corp.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
             Texas                             000-24124                           76-0281274

(STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
        INCORPORATION)
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                           6600 LBJ Freeway, Suite 180
                               Dallas, Texas 75240
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



               Registrant's telephone number, including area code:
                                 (972) 774-0575


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On February 2, 1998, Fresh America Corp. (the "Registrant" or the "Company"), through a wholly-owned acquisition subsidiary, completed the acquisition of substantially all of the assets of Francisco Distributing Company, LLC, a California limited liability company ("Francisco"), for (subject to adjustment and excluding transaction costs) approximately $5.8 million in cash, $5.5 million in Company common stock, certain contingent payments plus the assumption of certain liabilities. Subject to an aggregate floor and ceiling of approximately $2.5 million and $16.5 million, respectively, the Company has agreed to pay Francisco contingent payments (payable in cash, Company common stock or a combination of both) based upon a multiple of Francisco's pre-tax earnings in excess of certain minimum thresholds in each of fiscal 1998 and 1999. Francisco sells, distributes, transports and repacks fresh produce primarily in southern California and Arizona. For the nine months ended September 30, 1997, Francisco reported sales of approximately $68.9 million. The Company will use the acquired assets to continue operating the business previously operated by Francisco. For more information with respect to the terms of the Francisco acquisition, reference is made to the Asset Purchase Agreement attached as Exhibit 2.1 to this report, which is incorporated herein by reference.

          The Company financed the acquisition (and refinanced Francisco's existing bank debt) with borrowings under its senior credit facility with a group of banks led by Bank of America Texas, N.A., which was amended in connection with the acquisition (the "Amended Facility"). The Amended Facility contains a $12 million revolving credit facility (under which approximately $9.3 million is outstanding as of the date hereof) terminating on February 2, 2001 and a $5 million fully-drawn bridge facility maturing on September 30, 1998. For more information with respect to the terms of the Amended Facility, reference is made to the copy of the Amended Facility attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with the Francisco acquisition are not included in this initial report and will be filed within 60 days after the date of this report.

         (b)      Pro Forma Financial Information

                  In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with the Francisco acquisition are not included in this initial report and will be filed within 60 days after the date of this report.

         (c)      Exhibits

         2.1 Asset Purchase Agreement, dated as of February 2, 1998, by and among Francisco Acquisition Corp., a Texas corporation, Fresh America Corp., a Texas corporation, Francisco Distributing Company, LLC, a California limited liability company, and the owners named therein.


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         99.1     Restated  Business Loan Agreement between Fresh America Corp.
                  and Bank of America Texas, N.A., dated February 2, 1998.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  February 17, 1998             FRESH AMERICA CORP.



                                            By: /s/ ROBERT C. KIEHNLE
                                               ---------------------------------
                                                    Robert C. Kiehnle
                                                    Chief Financial Officer


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                                INDEX TO EXHIBITS

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
   Exhibit
   Number                          Description
   ------                          -----------
     2.1 Asset Purchase Agreement, dated as of February 2, 1998, by and among Francisco Acquisition Corp., a Texas corporation, Fresh America Corp., a Texas corporation, Francisco Distributing Company, LLC, a California limited liability company, and the owners named therein.

    99.1 Restated Business Loan Agreement between Fresh America Corp. and Bank of America Texas, N.A. dated February 2, 1998.
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